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                                                                   Exhibit 10.24

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of July 31, 2003, by and between GWIN, Inc., a Delaware corporation ("the Company") located at 5092 South Jones Blvd., Las Vegas, Nevada 89118, and Wayne Allyn Root, whose address is Anthem Country Club, 4 Bloomfield Hills Drive, Henderson, Nevada 89052, ("the Executive"), and is based upon the following:

                                    RECITALS

         WHEREAS, the Executive is currently acting as the Company's Chief Executive Officer and Chairman of the Company's Board of Directors ("Board of Directors");

         WHEREAS, the Company wishes to retain the services of the Executive, and the Executive wishes to render services to the Company, as Chief Executive Officer;

         WHEREAS, the Company and the Executive wish to set forth in this Agreement the duties and responsibilities that the Executive has agreed to undertake on behalf of the Company in his role as its Chief Executive Officer only;

         WHEREAS, the Company and the Executive intend that this Agreement will supersede and replace any and all other employment agreements or arrangements for employment entered into by and between the Company and the Executive, and that any such employment agreements or arrangements shall have no further force or effect.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, the Company and the Executive (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:


                                    AGREEMENT

1. SPECIFIED PERIOD AND OFFICE LOCATION/HEADQUARTERS.

   The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, pursuant to the terms of this Agreement beginning on July 31, 2003 the "Effective Date" and expiring on July 31, 2005 (the "Term"). The Company will provide the Executive with his own office and staff and pay for the office, staff and all facilities and equipment required by the Executive and his staff.

2. GENERAL DUTIES.


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    The  Executive  shall  devote  sufficient   productive  time,  ability,  and
attention to the Company's business during the term of this Agreement. In his capacity as Chief Executive Officer, the Executive shall have the overall responsibility for the day-to-day supervision, control and management of the business and the employees of the Company. The Executive shall conduct and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, and such other duties as are commonly performed by a Chief Executive Officer of a publicly traded corporation of the size of the Company or which may, from time to time, be prescribed by the Company through the Board of Directors consistent with his duties as a Chief Executive Officer. Furthermore, the Executive agrees to cooperate, and work to the best of his ability, with the Company's management team, which includes the Board of Directors, officers and other employees, to continually improve the Company's reputation in its. Executive shall be entitled to host a television and/or radio show, write newspaper articles and/or books and participate in other business ventures provided the same do not compete with the Company's business or materially interfere with Executive's duties set forth in this Agreement.

3. AUTHORITY, HUMAN, AND CAPITAL RESOURCES.

    The Executive shall have authority to hire, fire, train and manage the staff of the Company as well as to negotiate and execute contracts and other documents. Should any single contract encompass commercial commitments in the amount of $50,000 or more, such authority shall be subject to approval by the Board of Directors prior to execution of any such contract. The Company shall provide the Executive with the human and capital resources (including, but not limited to, development funding, equity investment, debt-financing) and dedicated management support staff (including, but not limited to, technical, financial, legal, tax, accounting) required to promote the mission of the Company and execute the business plan and the requisite tools and resources needed to perform the Company's business (including, but not limited to, cell phones, computer, Internet, office supplies).

4. COMPENSATION.

       (a) Base Salary. During the first year of the Term, the Company shall pay to the Executive a base salary of $175,000 per year, in equal consecutive monthly installments of $14,583.33 per month (the "Base Salary") on the first of each month for the prior month of work. In the second year of the Term, the Base Salary shall be 10% of the Company's operating income ("Operating Income") pursuant to the Company's audited financial statements determined and calculated per Generally Accepted Accounting Principles ("GAAP") for the previous fiscal year; provided, however, that in no event shall the Executive's salary fall below $175,000 or exceed $250,000. Once the increased Base Salary level is reached, it shall not be reduced for any reason. The Base Salary shall be subject to any applicable federal or state tax withholdings and/or employee deductions.


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       (b)  Handicapping  Fees.  During the first year of the Term,  the Company shall pay to the Executive a handicapping fee (the "Handicapping Fee") equal to 10% of the Executive's handicapping fees (net of charge backs) received by the Company, not to exceed a maximum of $350,000 per year. Commencing with the second year of the Term, the Handicapping Fee shall be the greater of $450,000 or 20% of the Company's Operating Income for that fiscal year (the twelve month period ending on July 31, 2005) per GAAP. The payment if based on the Operating Income shall be made upon the filing of the 10-KSB or other similar form the Company may use. The Handicapping Fee shall be subject to any applicable tax withholdings and/or employee deductions.

       (c) Performance Bonus. In the second year of the Term, the Executive shall be entitled to a performance bonus (the "Performance Bonus") from the Company's performance bonus pool, which shall consist of:

           A) 10% of the Company's Operating Income, in excess of $1 million, as set forth in the Company's audited financial statements for the applicable fiscal year per GAAP; and

           B) 50% of the company's operating profit margin, in excess of 15%, as set forth in the Company's audited financial statements for the applicable fiscal year per GAAP.

         In the second year of the term, the Executive shall be entitled to the Performance Bonus equal to 25% of the aggregate performance bonus pool for that year subject to any applicable federal or state tax with holdings and/or employee deductions.

         (d) Common Stock Grant.

              As an incentive for continued employment with the Company, the Executive shall be entitled to a stock grant of restricted common shares of Company in the amount of 2,100,000 shares (the "Shares"), which shall Vest as follows: 700,000 Shares at signing of this Agreement. 700,000 Shares on the 1st anniversary of this Agreement. 700,000 Shares on the 2nd anniversary of this Agreement. Once the initial Shares vest at signing, additional shares are earned "only" by continued employment with the Company through the anniversary date or change of ownership or control. The Shares will then be vested in the name of the Executive and issued as fully paid by the Company as conditional compensation.

         (e) Change of ownership compensation.

         In the event of a change in ownership or control of the Company, either friendly or hostile, Executive shall immediately receive a minimum base salary of $250,000 per year, the Handicapping Fee shall be increased to 12% of sales (as described in paragraph 4. b ), the ceiling for the Handicapping Fee shall be removed and all remaining unvested Shares shall immediately vest and issued effective as of the date in change of ownership control.




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         (f) Executive  benefit plans.  During the Term of this  Agreement,  the
         Executive  shall  participate   equally  with  other  senior  executive
         employees in any retirement, pension, profit sharing, insurance, or other plans which may now be in effect or which may be adopted by the Company pursuant to the terms of each plan. The benefit plans shall be with such underwriters and shall contain such provisions as the Company and the Executive may determine from time to time. Insurance provisions shall cover the Executive and his immediate family, including, but not limited to, term life, long-term disability, medical, dental, vision, and other related benefits. In addition, the amount of the "Key Man" life insurance policy maintained by the Company naming the Executive as insured shall be increased to $10,000,000 subject to the Company's financial condition and capital resources in conjunction with the availability of an insurance carrier willing to provide such coverage.

         (g) Voluntarily  Surrender of Options & Warrants
         The Executive acknowledges that as consideration for issuing the stock grants described in( 4. d) by the Company the Executive shall surrender all written options and warrants issued prior to July 31,2003.


5. REIMBURSEMENT OF BUSINESS EXPENSES.

    The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in connection with the business of the Company within 10 (ten) days following the submission of an expense report documenting expenses. Each such expenditure shall be reimbursable only if the Executive furnishes to the Company such documentary evidence as may be required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

6. ANNUAL VACATION/HOLIDAY/SICK LEAVE.

    During the Term, the Executive shall be entitled to 6 weeks paid vacation per year, which vacation time shall not be taken until the expiration of at least 90 days from the Effective Date. The Executive shall be entitled to all holiday and sick leave in accordance with the Company's general policy for it's employees. The Executive shall be entitled to take the Christmas week off with pay.

7. INDEMNIFICATION OF LOSSES.

    So long as the Executive's actions were taken in good faith and in furtherance of the Company's business and within the scope of the Executive's duties and authority, the Company shall indemnify and hold the Executive harmless from any and all claims, losses and expenses sustained by the Executive as a result of any action taken by him in connection with his duties under this Agreement, and the Company shall defend the Executive, at the Company's expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by the pursuant to this agreement to the full extent of Delaware law.


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8. PERSONAL CONDUCT.

    Except as set forth in paragraph 2 of this Agreement, the Executive agrees promptly and faithfully to comply with all present and future written policies, requirements, directions, requests, rules and regulations of the Company in connection with the Company's business provided to him. The Executive further agrees to conform to all laws and shall not at any time commit any act or become involved in any situation or occurrence which brings the Company into public scandal, ridicule or which will reflect unfavorably on the reputation of the Company.

9. TERMINATION FOR CAUSE.

    The Company reserves the right to declare the Executive in default of this Agreement if the Executive fails to adequately perform or willfully breaches or habitually neglects the material duties which he is required to perform under the terms of this Agreement, or if the Executive commits such material acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct as would prevent the effective performance of his duties or which results in material harm to the Company or business. The Company may terminate this Agreement for cause by giving written notice of termination to the Executive. If the Executive's failure, breach or violation is of a nature that is curable, the Executive shall have fifteen business days after written notice of such failure, breach or violation is given to him to affect the cure thereof. Upon such termination the obligations of the Executive and the Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement. If the Executive's employment is terminated pursuant to this paragraph, the Company shall pay to the Executive, immediately upon such termination, any accrued but unpaid amounts earned pursuant to Sections 4, 5 and 6.

10. TERMINATION WITHOUT CAUSE.

         (a) Death. The Executive's employment shall terminate upon the death of the Executive. Upon such termination, the obligations of the Executive and the Company under this Agreement shall immediately cease except as hereinafter set forth. In the event of a termination pursuant to this section, the Executive shall be entitled to receive any amounts accrued but unpaid pursuant to Sections 4, 5 & 6 of this Agreement. The Executive's successors, heirs, representatives and/or executor(s) shall be entitled to exercise the stock grants provided for in paragraph 4 following the death of the Executive. All other rights the Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.


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         (b)  Disability.  The  Company  reserves  the  right to  terminate  the
         Executive's employment upon 10 (ten) days written notice if, for a consecutive period of 60 (sixty) days, the Executive is prevented from discharging his duties under this Agreement due to any physical or mental disability. Upon such termination the obligations of the Executive and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section as the Executive shall be entitled to receive any accrued and unpaid amounts earned pursuant to section 4,5 & 6. All other rights the Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

         (c) Election By The Executive. The Executive may elect to terminate his employment at any time upon not less than 60 (sixty) days following written notice by the Executive to the Board. In the event of a termination pursuant to this section, the Executive shall be entitled to receive any accrued and unpaid amounts earned pursuant to Section 4, 5 & 6. All other rights the Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

         (d) Election By The Company and Termination Fee. The Company may terminate the Executive's employment upon not less that 60 (sixty) days written notice by the Company to the Executive. In the event of a termination pursuant to this section, the Executive shall be entitled to receive any accrued and unpaid amounts earned and stock options granted pursuant to Section 4, 5 & 6. All other rights the Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs. In addition, within 10 (ten) days following the effective date of termination, the Company shall pay the Executive a termination fee in an amount equal to 12 (twelve) months of the Executive's Base Salary (as that term is defined in section 4(a), which the Executive receives as of the date of termination.

         (e)  Termination  By The Executive  For Good Reason.  The Executive may
         terminate   this   agreement   immediately   based  on  his  reasonable
         determination that one of the following events has occurred:

                  (i) The Company intentionally and continually breaches or wrongfully fails to fulfill or perform (A) its obligations, promises or covenants under this Agreement; or (B) any warranties, obligations, promises or covenants in any agreement (other than this agreement) entered into between the Company and the Executive, without cure;

                  (ii) The Company terminates this Agreement and the Executive's employment hereunder, and such termination does not constitute termination for cause,


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                  (iii) Without the consent of the Executive,  the Company:  (A)
                  substantially alters or materially diminishes the position, nature, status, prestige or responsibilities of the Executive or location of the Executive's office then in effect by mutual agreement of the parties; (B) assigns additional duties or responsibilities to the Executive which are inconsistent with the position, nature, status, prestige or responsibilities of the Executive then in effect; (C) removes or fails to reappoint or re-elect the Executive to the Executive's offices under this Agreement (as they may be changed or augmented from time-to-time with the consent of the Executive), or as a director of the Company, except in connection with the Executive's disability; and (D) changed the nature of its business operations;

                  (iv) The Executive is removed from the Board without his consent; or the Company fails to nominate or reappoint the Executive to the Board (unless the Executive is deceased or disabled, or such removal or failure is attributable to an event which would constitute termination for cause), or if the Executive is so nominated, the stockholders of the Company fail to re-elect the Executive to the Board;

                  (v) The Company intentionally requests or causes the Executive to commit or participate in any felony or other serious crime; and/or

                  (vi) The Company engages in other conduct constituting legal cause for termination.

                  (vii) The Company files for protection under the Bankruptcy laws of the United States.

           If the Executive terminates this Agreement pursuant to this Section, the obligations of the Executive and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, the Company shall pay the Executive a termination fee in an amount equal to 12 (twelve) months of the Executive's Base Salary (as the term is defined in paragraph 4(a)) at the time of termination. All other rights the Executive has under benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

11. COVENANTS NOT TO COMPETE OR SOLICIT.

      Based upon the Executive's unique and essential value to the Company and the receipt of the compensation as set forth in this Agreement, the Executive agrees to the following covenants and/or restrictions following the termination of his employment with the Company where such termination results from (a) the Executive's voluntary election to terminate his employment with the Company as defined in Section 10(c) or (b) the Executive's termination by the Company for cause as defined in Section 9 above. In only those events, the Executive hereby covenants and agrees that for a period of 18 (eighteen)


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months from the date of the termination of the  Executive's  employment with the
Company as defined above, the Executive shall not, without the prior written consent of the Company (which consent may be withheld in the sole and absolute discretion of the Company), directly or indirectly, either alone or in association or in connection with or on behalf of any person, firm, partnership, corporation, venture or other entity now existing or hereafter created: (i) be or become interested or engaged in, directly or indirectly, with any Competitive Business including, without limitation, as on organizer, partner, joint-venture,
stockholder,    officer,   director,   employee,   manger,   independent   sales
representative, associate, consultant, or agent of, or a supplier, lender, vendor, vendee, lesser, or lessee to, any Competitive Business; (ii) in any manner associate with, aid or give information or financial assistance to any Competitive Business or (iii) use or permit the use of the Executive's name (Wayne Root) or any part thereof to be used or employed in connection with any Competitive Business. The term "Competitive Business" is defined as any business that is competitive with the Company's Business as of the date of termination, whether such business is conducted by a proprietorship, partnership, corporation or other form of entity or venture; provided, however, that the exclusions set forth in paragraph 2 of this Agreement shall not be considered as an aspect of the "Competitive Business" or "Company's Business." The Executive further covenants and agrees that for a period of 18 (eighteen) months from the date of the termination of the Executive's employment with the Company as defined above, the Executive shall not, either for the Executive's own account or directly or indirectly in conjunction with or on behalf of any person, partnership, corporation or other entity or venture, solicit any customer, account, officer, partner, manager, agent or employee of the Company or any of the Company's business; (ii) the covenants or restrictions embodied herein relate to matters which are of a special, unique and extraordinary value; and (iii) a material breach of any of the covenants or restrictions embodies herein may result in irreparable harm and damages which cannot be adequately compensated by a monetary award.

12. ELECTION TO BOARD OF DIRECTORS.

      As of the Effective Date, the Executive shall be duly elected as Chairman of the Company's Board of Directors. A resolution by the Company's Board of Director of such election shall be adopted and provided for in writing.

13. NO CONFLICTING DUTIES.

      The Executive shall devote sufficient productive time, ability, and attention to the business of the Company during the term of this Agreement in a manner that will serve the best interests of the Company. During the term hereof, the Executive shall not serve as an officer, director, employee, consultant or advisor to any other business without the prior written consent of the Company's Board of Directors. The Executive hereby confirms he is under no contractual commitments inconsistent with his obligations set forth in this Agreement. During the term of this Agreement, and except as otherwise set forth in paragraph 2 of this Agreement, the Executive will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement. This Agreement shall not be interpreted to prohibit the Executive from making passive personal investments or engaging in personal or charitable activities.


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14. MISCELLANEOUS.

         (a) Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of it. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

         (b) Cooperation. Each party agrees, without further consideration, to cooperate and diligently perform any further reasonable acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

         (c) Interpretation.

                  (i) Entire Agreement/No Collateral Representations. Each party expressly acknowledges and agrees that this Agreement: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), except Option Agreements, and that any such Prior Agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

                  (ii) Waiver. No breach of any agreement or provision herein contained, or of any obligation under this agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

                  (iii) Remedies Cumulative. The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

                  (iv) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent it's application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

                  (v) No Third Party Beneficiary. Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this agreement, shall have any rights hereunder or any right of enforcement hereof.

                  (vi) Headings; References; Incorporation; Gender. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

                  (vii) Binding Upon Successors. This Agreement shall be binding
                  upon   the   parties'   successors,    assigns,    purchasers,
                  representatives and heirs.

         (d) Enforcement.

                  (i) Applicable Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of Nevada, as if this agreement were made, and if it's obligations are to be performed, wholly within the State of Nevada.

                  (ii) Consent to Jurisdiction; Service of Process. Any action or proceeding arising out of or relating to this Agreement shall be filed in and litigated solely before the state courts of Nevada located within Clark County.

                  (iii) Consent to Specific Performance and Injunctive Relief and Waiver of Bond or Security. Each party acknowledges that the Company, as result of the Executive's material breach of the covenants and obligations included herein, may sustain immediate and long-term substantial and irreparable injury and damage that cannot be reasonably or adequately compensated by damages at law. Each party agrees that, in the event of the Executive's breach or threatened breach of the covenants and obligations, the Company shall be entitled to seek equitable relief from a court of competent jurisdiction or arbitration without proof of any actual damages that have been or may be caused to the Company by such breach or threatened breach and the posting of bond or other security in connection therewith shall be made in accordance with Nevada law.

         (e) No Assignment of Rights or Delegation of Duties by the Executive. The Executive's rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer, except as provided herein; and (ii) Executive may not delegate his duties or obligations hereunder.

         (f) Notices.

            Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approval or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the Unites States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the 5th business day following the date mailed). Each party, and their respective counsel, hereby agrees that if Notice is to be given hereunder by such party's counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice give to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

         (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

         (h) Execution by All Parties required to be Binding, Electronically Transmitted Documents. This Agreement shall not be construed to be an offer and shall have no force and effect until this agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

         Agreed and Accepted this  31st day of July 2003


         --------------------                           ---------------------
         Wayne A Root                                   GWIN,Inc